UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2012 (the “Effective Date”), ENGlobal Corporation, a Nevada corporation (the “Company”), ENGlobal U.S., Inc., a Texas corporation (“ENGlobal US”), ENGlobal International, Inc., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGlobal Government Services, Inc., a Texas corporation (“ENGlobal Government” and, together with the Company, ENGlobal US and ENGlobal International, the “Borrowers”), entered into the Second Amendment to Revolving Credit and Security Agreement, Waiver and Forbearance Extension (the “Second Amendment”), with PNC Bank, National Association, as administrative agent (“Agent”) for the lenders (the “Lenders”).

Under the terms of the Second Amendment, the Lenders agreed to continue to forbear, during the Forbearance Period (as defined below), from exercising their rights and remedies, under the Revolving Credit and Security Agreement dated May 30, 2012 (as amended, the “Credit Agreement”), among the Borrowers and the Lenders in respect of the previously disclosed Subject Events of Default (as defined below); provided, however, that Agent may, but is not obligated to, collect the accounts and proceeds of other collateral under the Credit Agreement and apply such collections and proceeds to the obligations under the Credit Agreement and impose the default rate of interest under the Credit Agreement. The “Forbearance Period” commenced on September 27, 2012 and ends on the earlier to occur of (a) 5:00 p.m. (Dallas, Texas time) on April 30, 2013; or (b) the date that any forbearance default (which includes certain events of bankruptcy and any default or event of default under the Credit Agreement other than the Subject Events of Default) occurs; provided, however, the Forbearance Period will expire on (i) January 10, 2013 if Agent is not provided a copy of the final report prepared by Simmons & Co. of its analysis of the strategic restructuring options available to the Board of Directors of the Company or (ii) January 31, 2013 if the Board of Directors of the Company fails to act in a manner consistent with the strategic recommendations of Simmons & Co. set forth in the final report in a manner acceptable to Agent in its Permitted Discretion (as defined in the Credit Agreement). The “Subject Events of Default” include the following existing events of default and anticipated additional events of default under the Credit Agreement: (i) failure to comply with the Tangible Net Worth and Fixed Charge Coverage Ratio financial covenants for the fiscal quarter ended June 30, 2012, (ii) failure to maintain Average Excess Availability for the month ended August 31, 2012, (iii) failure to comply with the Borrowing Base Certificate delivery requirements for the months ending May 31, 2012 and June 30, 2012, (iv) failure to comply with the monthly financial statement delivery requirements for the month ending July 31, 2012, (v) failure to deliver to Agent foreign good standing certificate for ENGlobal US issued by the Secretary of State or other appropriate office of the State of Illinois, (vi) failure to comply with the Credit Agreement as a result of cross default under the EX-IM Transaction Specific Credit Agreement dated July 13, 2011, by and between ENGlobal U.S., Inc. and Wells Fargo Bank, National Association; (vii) failure to comply with the Tangible Net Worth and Fixed Charge Coverage Ratio financial covenants for the fiscal quarter ending September 30, 2012, (viii) failure to maintain Average Excess Availability throughout the Forbearance Period, and (ix) failure to deliver to Agent a foreign good standing certificate for ENGlobal US issued by the Secretary of State or other appropriate office of the State of Illinois before October 1, 2012.

Under the terms of the Second Amendment, the Maximum Revolving Amount (as defined in the Credit Agreement) will be reduced from $35,000,0000 beginning on February 1, 2013 as follows: $31,500,000 for the period from February 1, 2013 through and including April 29, 2013, and $26,500,000 for the period from April 30, 2013 through and including the last day of the term, which is presently May 29, 2015.

Under the terms of the Second Amendment, during the Forbearance Period, the Borrowers are not required to comply with the financial covenants relating to Tangible Net Worth, Fixed Charge Coverage Ratio and Average Excess Availability (as each of those terms are defined in the Credit Agreement).  However, the Company will be required to comply, during the Forbearance Period, with the following new financial covenant: a minimum EBITDAR (as defined below) as set forth in the table below for such month:

Period	Amount
For month ending: December 31, 2012	($1,880,000)
For month ending: January 31, 2013	($1,971,000)
For month ending: February 28, 2013	($2,088,000)
For month ending: March 31, 2013	($2,127,000)
For month ending: April 30, 2013	($2,207,000)

“EBITDAR” means for any period the sum of (i) EBITDA plus (ii) restructuring fees, costs and expenses of Borrowers incurred during the Forbearance Period in connection with the restructuring of Borrowers and their operations (including Deloitte LLP’s fees and expenses and attorneys’ fees) to the extent included in determining net income of Borrowers.

Under the terms of the Second Amendment, during the Forbearance Period, (a) the Borrowers have agreed to continue to retain Deloitte LLP to perform the scope of duties agreed to by Agent and the Lenders, dated October 30, 2012 and (b) ENGlobal US has agreed to provide Agent with weekly updates of the Simmons & Co. strategic option process in form and detail satisfactory to Agent in its sole discretion.  In consideration of the Second Amendment, Borrowers agreed to pay the Lenders an amendment fee of $262,500.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 19, 2012, the Company issued a press release announcing the Second Amendment. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1           Second Amendment to Revolving Credit and Security Agreement, Waiver and Forbearance Extension by and between the Registrant and PNC dated December 18, 2012.
99.1           Press Release dated December 19, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
December 19, 2012 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary